Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater Receives Limited Waiver Extensions from its Lenders and Noteholders

NEW ORLEANS, September 16, 2016 – As previously reported, Tidewater Inc. (NYSE: TDW) has been in discussions with its principal lenders and noteholders to amend the company’s various debt arrangements with regard to certain covenant noncompliance, having previously received limited waivers from the necessary lenders and noteholders which waived the covenant noncompliance until September 18, 2016. The company has now received extensions of those limited waivers of covenant noncompliance until October 21, 2016.

Consistent with disclosures included in the company’s recently filed Form 10-Q, the company believes that the ongoing discussions with its lenders and noteholders have been constructive and progress is being made towards resolving the principal open issues. However, work remains to be done, and no assurance is given that the various parties will reach agreement on amendments to the various loan agreements and notes.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.